Independent Auditors' Report on Internal Accounting Control




The Board of Directors and Shareholders
First American Investment Funds, Inc.:


In planning and performing our audits of the financial statements of Limited Term Income Fund, Intermediate Term
Income Fund, Intermediate Government Bond Fund, Fixed Income
Fund, Intermediate Tax Free Fund, Minnesota Insured Intermediate
Tax Free Fund, Colorado Intermediate Tax Free Fund, California Intermediate Tax Free Fund, Oregon Intermediate Tax Free Fund,
Asset Allocation Fund, Balanced Fund, Real Estate Securities Fund, Equity Income Fund, Equity Index Fund, Stock Fund, Diversified
Growth Fund, Special Equity Fund, Regional Equity Fund, Emerging Growth Fund, International Fund, Health Sciences Fund, Technology Fund, and Micro Cap Value Fund (funds within First American
Investment Funds, Inc.) for the year ended September 30, 1997, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of First American Investment Funds, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities. Generally, control activities that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal controls, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1997.



This report is intended solely for the use of management and the Securities and Exchange Commission.




	KPMG Peat Marwick LLP




Minneapolis, Minnesota
November 7, 1997